EXHIBIT 10.5
FIRST AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

    THIS FIRST AMENDMENT TO DEFERRED COMPENSATION AGREEMENT (the “Amendment”) is entered into by and between SOUTHSIDE BANK (the “Company”) and JULIE SHAMBURGER (the “Executive”), effective as of the date of execution.

    WHEREAS, the Company and the Executive entered into a deferred compensation agreement effective as of January 15, 2009 (the “Deferred Compensation Agreement”); and

    WHEREAS, the Company and the Executive desire to amend the Deferred Compensation Agreement to increase the amount payable to Executive thereunder;

    NOW, THEREFORE, the Company and the Executive agree as follows:

1.The first sentence of Section III of the Deferred Compensation Agreement is hereby amended by deleting the words “THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00)” and replacing them with “FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).”

2.The last sentence of Section III of the Deferred Compensation Agreement is hereby amended by deleting the words “TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00)” and replacing them with “FOUR THOUSAND ONE HUNDRED SIXTY SIX DOLLARS AND SIXTY SEVEN CENTS ($4,166.67).”

3.Except as modified by this Amendment, the Deferred Compensation Agreement remains in full force and effect.

4.This Amendment and the Deferred Compensation Agreement, when construed together, constitute the entire agreement of the parties with respect to the matters addressed herein.

(Signature on following page)

LEGAL02/40120253v1

EXECUTED on the 25th day of February, 2021.

EXECUTIVE:	SOUTHSIDE BANK

/s/ Julie N. Shamburger	/s/ Lee R. Gibson
Julie N. Shamburger	By: Lee R. Gibson
Its: President and Chief Executive Officer

LEGAL02/40120253v1